EXHIBIT 10.17

                                Billy Dead, Inc.
                                2312 Lorenzo Dr.
                          Los Angeles, California 90068

                             As of October 15, 2003

Mr. Charles F. Ryan III
2312 Lorenzo Drive
Los Angeles, CA 90068

Mr. Peter Read
2312 Lorenzo Drive
Los Angeles, CA 90068

Gentlemen:

      This letter confirms our agreement regarding Peter Read's joining the Board of Directors of Billy Dead, Inc. (the "Company"), and in connection therewith, the transfer by Charles F. Ryan III to Mr. Read of 6,000 shares of Common Stock of the Company in consideration of the amount of $6.00 and the transfer by Julie Lynn to Mr. Read of 30,000 shares of Common Stock of the Company in consideration of the amount of $30.00.

      We have agreed as follows:

      3. Effective as of the date hereof, Mr. Read has become a director of the Company and a member of the Compensation Committee of the Board of Directors of the Company (the "Board"), pursuant to the actions of the Board by Unanimous Written Consent dated as of the date hereof.

      4. Mr. Ryan has agreed to sell to Mr. Read 6,000 shares of Common Stock for the aggregate consideration of $6.00, the same price Mr. Ryan paid the Company for the original issuance of such shares to him in December 2002 (prior to a stock split and recapitalization in February 2003). The Company hereby consents to his transfer of the shares to Mr. Read. Mr. Ryan will promptly deliver to the Company his original stock certificate No. 4 representing the 114,000 shares of Common Stock initially issued to him, together with a stock power or an endorsement of the reverse side of such stock certificate authorizing the transfer of 6,000 shares to Mr. Read. The Company will promptly issue replacement certificates for Mr. Read and Mr. Ryan for 6,000 shares and 108,000 shares, respectively, containing the appropriate restrictive legends previously appearing on Certificate No. 4.

      5. Ms. Lynn has agreed to sell to Mr. Read 30,000 shares of Common Stock for the aggregate consideration of $30.00, the same price Ms. Lynn paid the Company for the original issuance of such shares to her in December 2002 (prior to a stock split and recapitalization in February 2003). The Company hereby consents to her transfer of the shares to Mr. Read. Ms. Lynn will promptly deliver to the Company her original stock certificate No. 5 representing the 30,000 shares of Common Stock initially issued to her, together with a stock power or an endorsement of the reverse side of such stock certificate authorizing the transfer of 30,000 shares to Mr. Read. The Company will promptly issue a replacement certificate for Mr. Read for 30,000 shares and containing the appropriate restrictive legends previously appearing on Certificate No. 5.


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

      6. Mr. Read agrees that his ownership of the shares purchased from Mr. Ryan and Ms. Lynn, and the Company's ability to repurchase such shares, will be subject to the Agreement regarding Board Directorship dated as of the date hereof between the Company and Mr. Read.

      7. The Company and Mr. Ryan agree that the Agreement regarding Board Directorship dated as of December 1, 2002 between the Company and Mr. Ryan is hereby amended to provide that the "Shares" referred to therein now means the 108,000 shares of Common Stock currently owned by Mr. Ryan, rather than the 114,000 shares originally issued to him by the Company. Except as otherwise provided herein, such Agreement remains in full force and effect.

      8. The Company and Ms. Lynn agree that the Agreement regarding Board Directorship dated as of December 1, 2002 between the Company and Ms. Lynn is hereby terminated, and that her rights and obligations relating to shares of Common Stock of the Company still owned by her continue to be governed by the Production Services Producers Agreement dated December 1, 2002 between the Company and Ms. Lynn.

      If the following accurately reflects our agreement, please sign below where indicated and return a copy to us at your earliest convenience.

                                           Very truly yours,
                                           Billy Dead, INC.


                                           /S/ PETER S. FUHRMAN
                                           --------------------
                                           (Peter S. Fuhrman)
                                           President and Chief Executive Officer

ACCEPTED AND AGREED:


/S/ CHARLES F. RYAN III
-----------------------
(Charles F. Ryan III)


/S/ JULIE LYNN
--------------
(Julie Lynn)


/S/ PETER READ
--------------
(Peter Read)


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